UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 3, 2014

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

7999 Gateway Blvd, Suite 300, Newark, California 94560

(Address of principal executive offices, with zip code)

(510) 744-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entering Into a Material Definitive Agreement

Underwriting Agreement

On September 3, 2014, Depomed, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), between the Company and Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, as the representatives of the several underwriters listed on Schedule II to the Underwriting Agreement (the “Underwriters”), relating to the issuance and sale in an underwritten public offering (the “Offering”) of $300 million aggregate principal amount of 2.50% Convertible Senior Notes due 2021 (the “Notes”). The Company also granted the Underwriters a 30-day option to purchase up to an additional $45 million aggregate principal amount of Notes, which option was exercised in full by the Underwriters on September 4, 2014.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company. It also provides for indemnification by each of the Company and the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the indemnified party may be required to make in respect of those liabilities.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Base Indenture and First Supplemental Indenture for the Notes

On September 9, 2014, the Company entered into a senior indenture (the “Base Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture (the “Supplemental Indenture”, and together with the Base Indenture, the “Indenture”), dated as of September 9, 2014, between the Company and the Trustee, in connection with the Company’s issuance of the Notes. The Notes are unsubordinated unsecured obligations of the Company.

The Notes will bear interest at a rate of 2.50% per year, payable semiannually in arrears on March 1 and September 1 of each year, beginning on March 1, 2015. The Notes will mature on September 1, 2021, unless earlier converted, redeemed or repurchased in accordance with their terms prior to such date.  Until the close of business on the business day immediately preceding March 1, 2021, holders may convert their Notes only upon satisfaction of certain conditions and during certain periods into cash, shares of the Company’s common stock or a combination of cash and shares of common stock, at the Company’s election, at an initial conversion rate of 51.9852 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $19.24 per share of common stock). On or after March 1, 2021, holders may convert their Notes at any time prior the close of business on the second scheduled trading day immediately preceding September 1, 2021 irrespective of these conditions. In addition, following a make-whole fundamental change (as defined in the Indenture), the Company will increase the conversion rate for a holder who elects to convert its Notes in connection with such make-whole fundamental change.

The Company may not redeem the Notes prior to September 5, 2019. The Company may redeem the Notes for cash, at its option, in whole or in part, on any business day on or after September 5, 2019 if the last reported sale price of the common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption. If the Company elects to redeem the Notes, the redemption price would be 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, payable in cash. No sinking fund is provided for the Notes.

If the Company undergoes a fundamental change (as defined in the Indenture), holders may, subject to certain conditions, require the Company to repurchase for cash all or part of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture contains customary events of default for similar debt securities, which if triggered may accelerate payment of principal and accrued but unpaid interest on all the Notes. The events of default include: non-payment of principal or interest; failure to convert a holder’s Notes as required by the Indenture; non-performance of covenants and obligations under the Indenture; default on future material debt and legal judgments; and certain bankruptcy or insolvency events.

The foregoing descriptions of the Base Indenture and the Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of the Base Indenture and the Supplemental Indenture, copies of which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01                                           Other Events

In connection with the Offering, the Company is filing the opinion of Baker Botts L.L.P. as part of this Current Report that is to be incorporated by reference into the Company’s Registration Statement on Form S-3 (File No. 333-197433). The opinion of Baker Botts L.L.P. is filed herewith as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                         Exhibits.

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement dated as of September 3, 2014, between Depomed, Inc. and Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named therein.
4.1	Senior Indenture dated as of September 9, 2014 between Depomed, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.2

First Supplemental Indenture dated as of September 9, 2014 between Depomed, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, supplementing the Senior Indenture dated as of September 9, 2014.

5.1	Opinion of Baker Botts L.L.P.
23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: September 9, 2014	By:	/s/ Matthew M. Gosling
Matthew M. Gosling
Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement dated as of September 3, 2014, between Depomed, Inc. and Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named therein.
4.1	Senior Indenture dated as of September 9, 2014 between Depomed, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.2

First Supplemental Indenture dated as of September 9, 2014 between Depomed, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, supplementing the Senior Indenture dated as of September 9, 2014.

5.1	Opinion of Baker Botts L.L.P.
23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).